CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT



                                  CERTIFICATION

R. JAY GERKEN, Chief Executive Officer, and ANDREW B. SHOUP, Chief Administrative Officer of Salomon Brothers Opportunity Fund Inc (the "Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended February 29, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                     Chief Administrative Officer
Salomon Brothers Opportunity                Salomon Brothers Opportunity
Fund Inc                                    Fund Inc


/s/ R. Jay Gerken                           /s/ Andrew B. Shoup
-----------------------------               -------------------
R. Jay Gerken                               Andrew B. Shoup
Date: April 27, 2004                        Date: April 27, 2004

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.